Exhibit 99.1

[Chesapeake Utilities
Corporation logo]

FOR IMMEDIATE RELEASE
November 6, 2008
NYSE: CPK
CHESAPEAKE UTILITIES CORPORATION
ANNOUNCES $30 MILLION 5.93 PERCENT
LONG-TERM DEBT PLACEMENT

DOVER, DE – Chesapeake Utilities Corporation announced today the successful completion of a $30 million long-term private placement of 5.93 percent unsecured Senior Notes, maturing on October 31, 2023. The Senior Notes were placed with subsidiaries of an insurance company. The terms and conditions of this placement are similar to the terms and conditions of the Company’s other unsecured Senior Notes.

“Chesapeake continues to maintain a capital structure that enables the financial flexibility to access attractively priced capital as needed.  The proceeds from this placement will be used to finance Chesapeake’s capital expenditure program and for general working capital purposes,” said Beth W. Cooper, Senior Vice President and Chief Financial Officer.

Chesapeake Utilities Corporation is a diversified utility company engaged in natural gas distribution, transmission and marketing, propane distribution and wholesale marketing, advanced information services and other related businesses.  Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at http://www.chpk.com.

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FOR MORE INFORMATION:
Beth W. Cooper
Senior Vice President and Chief Financial Officer
302.734.6799